                                                                    EXHIBIT 10.2






                       LIMITED LIABILITY COMPANY INTEREST
                               PURCHASE AGREEMENT

                                  by and among

                           PINPOINT TECHNOLOGIES, INC.
                    as Buyer and a wholly-owned subsidiary of

                            ZOLL MEDICAL CORPORATION


                        PINPOINT PROPERTY MANAGEMENT, LLC
                                 (the "Company")

                                       and

                           The Members of the Company
                           listed on Exhibit A hereto


                                October 15, 1999

                       LIMITED LIABILITY COMPANY INTEREST
                               PURCHASE AGREEMENT


                                      INDEX

                                                                            PAGE

SECTION 1.    SALE OF LLC INTERESTS AND PURCHASE PRICE.........................1
         1.1  Sale and Transfer of LLC Interests...............................1
         1.2  Purchase Price and Payment.......................................2
         1.3  Time and Place of Closing........................................2
         1.4  Further Assurances...............................................2
         1.5  Transfer Taxes...................................................2

SECTION 2.    GENERAL REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
              AND THE COMPANY..................................................2
         2.1  Making of Representations and Warranties.........................2
         2.2  Organization and Qualifications of the Company...................2
         2.3  Interests of the Company; Beneficial Ownership...................3
         2.4  Authority of the Company; Enforceability; No Conflict............3
         2.5  Liabilities......................................................4
         2.6  Taxes............................................................4
         2.7  Absence of Certain Changes.......................................5
         2.8  Banking Relations................................................6
         2.9  Contracts........................................................6
         2.10 Litigation.......................................................6
         2.11 Compliance with Laws.............................................6
         2.12 Insurance........................................................6
         2.13 Powers of Attorney...............................................7
         2.14 Finder's Fee.....................................................7
         2.15 Corporate Records; Copies of Documents...........................7
         2.16 Unit Repurchase..................................................7
         2.17 Property.........................................................7

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF MEMBERS........................8
         3.1  Authority........................................................9
         3.2  Securities Laws Matters..........................................9
         3.3  Representation Disclaimer.......................................10

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF BUYER AND ZOLL................10
         4.1  Making of Representations and Warranties........................10
         4.2  Organization....................................................10
         4.3  Authority.......................................................11



                                       (i)

                                                                            PAGE

         4.4  Litigation......................................................11
         4.5  Finder's Fee....................................................11
         4.6  Zoll Common Stock...............................................11

SECTION 5.    RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING....................12
         5.1  Survival of Warranties..........................................12

SECTION 6.    INDEMNIFICATION.................................................12
         6.1  Indemnification by Members......................................12
         6.2  Indemnification by Zoll.........................................13

SECTION 7.    MISCELLANEOUS...................................................13
         7.1  Fees and Expenses...............................................13
         7.2  Governing Law...................................................14
         7.3  Notices.........................................................14
         7.4  Entire Agreement................................................15
         7.5  Assignability; Binding Effect...................................15
         7.6  Captions and Gender.............................................15
         7.7  Execution in Counterparts.......................................15
         7.8  Amendments......................................................15
         7.9  Publicity and Disclosures.......................................15
         7.10 Specific Performance............................................15
         7.11 Dispute Resolution..............................................16




                                      (ii)

                       LIMITED LIABILITY COMPANY INTEREST
                               PURCHASE AGREEMENT



         AGREEMENT (the "Agreement") entered into as of October 15, 1999 by and among Pinpoint Technologies, Inc., a Delaware corporation (the "Buyer"), Zoll Medical Corporation, a Massachusetts corporation and the owner of all the issued and outstanding equity interests of Buyer ("Zoll"), and the members of Pinpoint Property Management, LLC, a Colorado limited liability company (the "Company") listed on EXHIBIT A hereto, (collectively referred to as the "Members" and individually as a "Member").


                               W I T N E S S E T H

         WHEREAS, the Buyer and a wholly-owned subsidiary of Zoll have consummated a merger under Delaware law so that Buyer is a wholly-owned subsidiary of Zoll (the "Merger");

         WHEREAS, the Members own of record and beneficially one hundred percent (100%) of the outstanding interests of the Company which interests are represented by capital accounts as set forth on EXHIBIT A hereto ("LLC Interests");

         WHEREAS, the Members desire to sell all of the LLC Interests to Buyer, and Buyer desires to acquire all of the LLC Interests; and

         WHEREAS, the Company owns title to a parcel of land and improvements thereon as more fully set forth on EXHIBIT B hereto (the "Property").

         NOW, THEREFORE, in order to consummate aforesaid purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


SECTION 12.       SALE OF LLC INTERESTS AND PURCHASE PRICE.

         12.1 SALE AND TRANSFER OF LLC INTERESTS. In consideration of and in reliance upon the representations, warranties and covenants contained herein and subject to the terms and conditions of this Agreement, the Members agree to sell, and Buyer agrees to purchase, at the Closing (as defined below), the LLC Interests. At the Closing, (a) each Member shall deliver or cause to be delivered to Buyer all of the LLC Interests owned by such Member, as set forth on EXHIBIT A, and such LLC Interests shall be duly endorsed in blank for transfer or shall be presented with membership interest powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such LLC Interests by such Member, free and clear of any and all liens, encumbrances, charges or claims of any kind (collectively "Claims") and such other documentation as may be reasonably agreed to by Buyer and the Members in connection with the consummation of the transaction contemplated by this Agreement; and (b) Buyer shall deliver to the Members certificates for Zoll Common Stock, as set forth in Section 1.2 and such other documentation as may be reasonably agreed to by Buyer and the Members in connection with the consummation of the transactions contemplated by this Agreement.

         12.2 PURCHASE PRICE AND PAYMENT. In consideration of the sale by the Members to Buyer of the LLC Interests and in reliance upon the representations and warranties of the Company and the Members herein contained and made at the Closing and subject to the satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing it will deliver an aggregate of 23,769 shares of Common Stock of Zoll, par value $.02 per share ("Zoll Common Stock") to the Members, with such aggregate amount to be registered in the names of the Members as set forth on EXHIBIT A.

         12.3 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP, Boston, Massachusetts immediately following the Merger on October 15, 1999 or at such other place or an earlier or later date or time as may be mutually agreed upon by the parties (the "Closing Date").

         12.4 FURTHER ASSURANCES. The Members from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the LLC Interests and all rights thereto, and to fully implement the provisions of this Agreement.

         12.5 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the LLC Interests under this Agreement will be borne and paid by the Members, and the Members shall promptly reimburse the Company and Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.


SECTION 13.       GENERAL REPRESENTATIONS AND WARRANTIES OF THE
                  MEMBERS AND THE COMPANY.

         13.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer and Zoll to enter into this Agreement and consummate the transactions contemplated hereby, each of the Members and the Company jointly and severally hereby make to Buyer and Zoll the representations and warranties contained in this Section 2.

         13.2 ORGANIZATION AND QUALIFICATIONS OF THE COMPANY. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the

State of Colorado. The Company is not required to be registered as a foreign limited liability company in any other jurisdiction.

         13.3     INTERESTS OF THE COMPANY; BENEFICIAL OWNERSHIP.

                  (a) Immediately prior to giving effect to this transaction, the Members own 100% of the LLC Interests. EXHIBIT A sets forth (i) the names of each member of the Company and the sharing ratio percentage of such LLC Interests owned of record and beneficially by such Member and such LLC Interests are owned by such Member free and clear of any liens, restrictions or encumbrance, and (ii) the names and positions of each manager and officer, if any, of the Company. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exercisable or exchangeable for any LLC Interests or other equity interests of the Company. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the LLC Interests to which the Company or any of the Members is a party. The Company has no obligation to purchase, redeem or otherwise acquire any of its LLC Interests or any interests therein, and has never redeemed any LLC Interests. All of the LLC Interests of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights which have not been otherwise expressly waived. The Company is managed solely by the Members.

         13.4     AUTHORITY OF THE COMPANY; ENFORCEABILITY; NO CONFLICT.

                  (a) The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company or the Members is required in connection therewith.

         This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any provision of the Articles of Organization or Operating Agreement of the Company;

                           (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or the LLC Interests, except as specifically identified on SCHEDULE 2.4.

         13.5     LIABILITIES.

                  (a) As of the Closing, the Company does not and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of their business prior to the Closing Date regardless of whether claims in respect thereof had been asserted as of such date), except (i) liabilities represented by the Mortgage dated March 15, 1999 between Bank One, Colorado, N.A. and Pinpoint Properties Management LLC (the "Mortgage"), (ii) executory obligations under a lease to Green Mountain Geophysics, Inc. (the "Tenant Lease"), and (iii) executory obligations under a lease to Buyer (the "Pinpoint Lease").

         13.6 TAXES. The Company has filed all tax returns which it is required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; the Company has paid all taxes due and owing by it, whether or not shown on a return, and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, Member, creditor or other third party (collectively "Taxes"); the Company has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; to the Company's knowledge, no foreign, federal, state or local Tax audits are pending or being conducted with respect to the Company, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and to the Company's knowledge, there are no material unresolved questions or claims concerning the Company's Tax liability; the Company qualifies (and has qualified since the date of its formation) to be treated as a partnership for Federal, state and local income tax purposes. The Company is not a party to any Tax allocation or sharing agreement. The Company does not have any liability for the Taxes of any person as a transferee or successor, by contract, or otherwise. The unpaid Taxes of the Company will not exceed _____________ as of the Closing Date. There are no liens on or other security interests in the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax other than for current Taxes not yet due and payable.

         13.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 2.7 attached hereto, since September 30, 1999, there has not been:

                  (a) any change in the financial condition, properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company;

                  (b) any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

                  (c) any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the date of the Closing;

                  (d) any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or the conduct of the business of the Company since September 30, 1999 regardless of whether claims in respect thereof have been asserted), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                  (e) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

                  (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

                  (g) any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the LLC Interests, or any direct or indirect redemption, purchase or other acquisition by the Company of its own securities;

                  (h) any obligation or liability incurred by the Company to any of its officers, Members or employees, or any loans or advances made by the Company to any of its officers,

Members or employees, except normal compensation and expense allowances payable to officers or employees;

                  (i) any change in accounting methods or practices, credit practices or collection policies used by the Company;

                  (j) any other transaction entered into by the Company other than transactions in the ordinary course of business; or

                  (k) any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (j) above.

         13.8 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are completely and accurately described in SCHEDULE
2.8 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         13.9 CONTRACTS. Except for the Mortgage, the Tenant Lease and the Pinpoint Lease, and as set forth on SCHEDULE 2.9, the Company is not subject to any contracts, commitments, leases or subleases, plans and agreements.

         The Company is not in default under any of its contracts, commitments, leases or subleases, plans or agreements and does not have any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

         13.10 LITIGATION. There is no currently pending litigation and governmental or administrative proceedings or investigations to which the Company is a party.

         13.11 COMPLIANCE WITH LAWS. To the Company's knowledge, the Company is in compliance in all material respects with all applicable statutes, ordinances, orders, judgements, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or to the conduct of its business, and the Company has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

         13.12 INSURANCE. The physical properties and assets of the Company are insured to the extent disclosed in SCHEDULE 2.12 attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Company and is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a party.

         13.13 POWERS OF ATTORNEY. Except as set forth on SCHEDULE 2.13, neither the Company nor any Member has any outstanding power of attorney.

         13.14 FINDER'S FEE. Neither the Company nor any Member has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         13.15 CORPORATE RECORDS; COPIES OF DOCUMENTS. The corporate record books of the Company accurately record all corporate action taken by the Members in their own capacities and on behalf of the Company. The copies of the corporate records of the Company, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

         13.16 UNIT REPURCHASE. The Company has not redeemed or repurchased any of its Units.

         13.17 PROPERTY. Neither the Company nor any Member has received notice or is otherwise aware that all or any part of the Property is in violation of
(1) any zoning, subdivision, building, health, traffic, environmental, flood control or other applicable rules, regulations, ordinances or statutes of any local, state or federal authorities or any other governmental entity having jurisdiction over the Property or (2) any outstanding covenants or any instruments affecting the Property;

                  (a) No licenses, permits and/or other approvals required for the ownership of the existing use and operation of the Property or any portion thereof, have been terminated, suspended or otherwise are not in full force and effect.

                  (b) There are no suits, actions, orders, decrees, claims, writs, injunctions or proceedings pending or, to the best knowledge of the Company, the Manager or any Member, threatened against the Company or any Member, or affecting all or any part of the Property or the operation thereof before any court or administrative agency or officer which, if adversely determined, would have a material adverse effect upon the operation or condition, financial or otherwise, of all or any part of the Property.

                  (c) There are no condemnation proceedings pending, or, to the best knowledge of the Company or any Member, proposed or threatened against all or any part of the Property.

                  (d) Except for the Tenant Lease and the Pinpoint Lease, there are no leases, agreements or contracts affecting all or any part of the Property or the use thereof to which the Company or any Member is a party which would not be terminable at will without penalty from and after the Closing.

                  (e) All bills and claims for labor performed and materials furnished to or for the benefit of the Company or the Members with respect to the Property will either be paid in full by the Company at or before the Closing or shall be bonded over by the Company.

                  (f) The Company has good and marketable fee simple title to the Property and the Company's title to the Property is not directly or indirectly derived from any foreclosure proceeding or any proceeding for the sale of land for the nonpayment of taxes or assessments.

                  (g) Municipal water and sanitary sewer service are available on the Property or in the public way abutting the Property.

                  (h) The Company has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Material or any solid waste at the Property, except in compliance with all applicable Environmental Laws, has not transported or arranged for the transport of any Hazardous Material from the Property to another property, and has no knowledge of the Release or Threat of Release or any presence of any Hazardous Material on, in, under, or in the vicinity of the Property. No lien has been imposed on the Property by any governmental agency at the federal, state, or local level in connection with the presence on or off the Property of any Hazardous Material. "Environmental Laws" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted. "Hazardous Material" shall mean any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum, or petroleum product, as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other federal, state, or local environmental law, regulation, ordinance, rule, or by-law, whether existing as of the date hereof or previously enforced. "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment. "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

                  (i) The Company is not a foreign corporation, foreign partnership or foreign estate (as such terms are defined in Section 1445 of the Internal Revenue Code). The Company shall provide Buyer with an affidavit to this effect at Closing.


SECTION 14.       REPRESENTATIONS AND WARRANTIES OF MEMBERS.

         As a material inducement to Buyer and Zoll to enter into this Agreement and consummate the transactions contemplated hereby, each Member hereby severally makes to Buyer and Zoll each of the representations and warranties set forth in this Section 3 with respect to such Member. No Member shall have any right of indemnity or contribution from the Company with respect to the breach of any representation or warranty hereunder.

         14.1 AUTHORITY. Such Member has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Member pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Member pursuant to this Agreement constitutes a valid and binding obligation of such Member, enforceable in accordance with their respective terms, and such Member has full power and authority to transfer and deliver the LLC Interests to Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any laws of the United States or any state or other jurisdiction applicable to such Member, or require such Member to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Member is a party or by which the property of such Member is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of the Company or on the LLC Interests owned by such Member.

         14.2 SECURITIES LAWS MATTERS. Each Member hereby represents and warrants to Zoll that with respect to such Member's receipt of Zoll Common Stock hereunder:

                  (a) Each Member is acquiring the Zoll Common Stock for his own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Each Member is knowledgeable and experienced in the making of investments of the type involved in the acquisition of the Zoll Common Stock pursuant to the Agreement, is able to bear the economic risk of loss of its investment in Zoll, has been granted the opportunity to investigate the affairs of the Zoll and to ask questions of their officers and employees regarding the business, assets, liabilities, financial condition, cash flow and operations of Zoll, and has availed himself of such opportunity either directly or through his authorized representative; each Member acknowledges that he has made his own independent examination, investigation, analysis and evaluation of Zoll, including his own estimation of Zoll's business; each Member acknowledges that he has undertaken such due diligence as he has deemed adequate. Except as set forth on SCHEDULE 3.2, each Member is an "accredited investor" as defined in the Securities Act; and

                  (b) Each Member understands that because the shares of Zoll Common Stock have not been registered under the Securities Act nor under securities or "blue sky" laws of any jurisdiction, he cannot dispose of any or all of the shares of the Zoll Common Stock unless such Zoll Common Stock is subsequently registered under the Securities Act or exemption from such registration is available. Each Member acknowledges and understands he has no right to require Zoll to register the Zoll Common Stock, except as set forth in the Registration Rights Agreement among Zoll and the Members of even date herewith. Each Member further understands that Zoll may, as a condition to the transfer of any shares of Zoll Common Stock, require that the request for transfer be accompanied by an opinion of counsel as described below. Each Member understands that each certificate representing the Zoll Common Stock will bear a legend in substantially the form provided below (in addition to any legend required under applicable state securities laws).

                  THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER NAMED HEREON FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT; AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

         14.3 REPRESENTATION DISCLAIMER. Each Member agrees that neither Buyer nor Zoll shall be deemed to have made to any Member any representation or warranty other than those expressly made by Buyer pursuant to Section 4 hereof. Without limiting the generality of the foregoing, neither Buyer nor Zoll has made any representation or warranty to any Member with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to any Member of future revenues, expenses or expenditures or future results of operations; or (ii) any other information or documents (financial or otherwise) made available to any Member, his counsel or accountants or advisors with respect to Buyer.


SECTION 15.       REPRESENTATIONS AND WARRANTIES OF BUYER AND ZOLL.

         15.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Company and the Members to enter into this Agreement and consummate the transactions contemplated hereby, Zoll and the Buyer hereby jointly and severally make the representations and warranties to the Company and the Members contained in this Section 4.

         15.2 ORGANIZATION. Zoll and Buyer are corporations duly organized, validly existing and in good standing under the laws of Massachusetts and Delaware, respectively, with full corporate power to own or lease their properties and to conduct their business in the manner and in the places where such properties are owned or leased or such business is conducted by them.

         15.3 AUTHORITY. Each of Zoll and Buyer have full right, authority and power to enter into this Agreement, and each agreement, document and instrument to be executed and delivered by them pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Zoll and Buyer of this Agreement, and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Zoll and Buyer, respectively, and no other action on the part of Zoll or Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Zoll or Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Zoll and Buyer, respectively, enforceable in accordance with their terms against the applicable party. The execution, delivery and performance by Zoll and Buyer, respectively of this Agreement, and each such other agreement, document and instrument:

                           (i) does not and will not violate any provision of the Articles of Organization or By-laws of Zoll or the Certificate of Incorporation or By-laws of Buyer;

                           (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Zoll and Buyer, respectively, or require Zoll or Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                           (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which Zoll or Buyer is a party and which is material to the business and financial condition of Zoll and its parent and affiliated organization, on a consolidated basis.

         15.4 LITIGATION. There is no litigation pending or, to its knowledge, threatened against Zoll or Buyer which would prevent or materially hinder the consummation of the transactions contemplated by this Agreement.

         15.5 FINDER'S FEE. Neither Zoll nor Buyer has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         15.6 ZOLL COMMON STOCK. The Zoll Common Stock, when issued pursuant to this Agreement, will be duly authorized, fully paid and non-assessable.

SECTION 16.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         16.1 SURVIVAL OF WARRANTIES. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.


SECTION 17.  INDEMNIFICATION.

         17.1 INDEMNIFICATION BY MEMBERS. Each Member severally agrees to indemnify and hold harmless Zoll and Buyer and their respective directors, officers, agents, affiliates and employees (each a "Zoll Indemnified Party") from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character whether accrued, absolute, contingent or otherwise (including, but not by way of limitation, all reasonable attorneys' fees incurred by Zoll or Buyer and all amounts paid by it in settlement of any claim, action, suit or liability) (collectively, a "Claim"), which arise or result directly or indirectly by reason of:

                           (i) any error, misstatement or omission in any representation or warranty made by the Company or any Member in this Agreement, any Schedule or exhibit hereto, or in any document or instrument provided for herein or furnished or to be furnished to Zoll or Buyer in connection with this Agreement;

                           (ii) any breach of or default in performance of any of the covenants, agreements or other undertakings of the Company or any Member;

                           (iii) any action or inaction by the Company or any event, circumstance or condition occurring or existing with respect to the Company on or prior to the Closing;

provided, however, that (A) the indemnification obligation of the Members hereunder shall be limited to $12,000,000, less any amounts paid to the Zoll Indemnified Parties pursuant to the indemnification provisions of the Agreement and Plan of Merger by and among Zoll, Zollsub, Inc., Pinpoint Technologies, Inc. and the stockholders named therein, dated October 15, 1999 (the "Merger Agreement") (the "Indemnity Cap"), provided, however, that such limitations shall not apply to indemnification claims relating to or arising from a breach of any representation or warranty set forth in Sections 2.3, 2.4, 2.6 and 3.1;
(B) each Member shall only be liable for his pro rata share of the total indemnification obligation (such pro rata share constituting the equivalent of each Member's ownership percentage in the Company just prior to the Closing); and (C) the indemnification obligation hereunder shall terminate twelve (12) months after the date such obligation commences, except that Claims relating to or involving tax matters shall expire on the date three (3) months after the applicable statute of limitations relating thereto.

         17.2 INDEMNIFICATION BY ZOLL. Zoll and Buyer shall indemnify and hold harmless the Members (each a "Seller Indemnified Party"), from and against any and all Claims which arise or result directly or indirectly by reason of:

                           (i) any error, misstatement or omission in any representation or warranty made by Zoll or Buyer in this Agreement, any Schedule or Exhibit hereto, or in any document or instrument provided for herein or furnished or to be furnished to the Members in connection with this Agreement;

                           (ii) any breach of or default in performance of any of the covenants, agreements or other undertakings of Zoll or Buyer; or

                           (iii) any action or inaction by Zoll or Buyer or any event, circumstance or condition occurring or existing with respect to the Company after the Closing (except to the extent any Member is, under the terms hereof or of any agreement contemplated hereby, liable or responsible therefor or obligated to indemnify Zoll or Buyer with respect thereto).

         Notwithstanding anything in this Section 6.2 to the contrary, Zoll and Buyer shall not be required to indemnify Seller Indemnified Parties with respect to any Claims in an aggregate amount in excess of $12,000,000 less any amounts paid to a Seller Indemnified Party pursuant to the indemnification provisions of the Merger Agreement and the indemnification obligation hereunder shall terminate twelve (12) months after the date such obligation commences.


SECTION 18.  MISCELLANEOUS.

         18.1     FEES AND EXPENSES.

                  (a) Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Company or the Members relating in any way to the purchase and sale of the LLC Interests hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of the Company or any Member shall be charged to or paid by the Company or Buyer.

                  (b) The Members will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the LLC Interests to Buyer as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company.

         18.2 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions, provided, however, that the parties hereby agree that the venue for this Agreement shall be in Denver, Colorado.

         18.3 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                  Zoll Medical Corporation
                           32 Second Avenue
                           Burlington, MA  01603-4420

With a copy to:            Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, MA  02109
                           Attn:  Raymond C. Zemlin, P.C.
                           Facsimile:  (617) 523-1231

TO COMPANY:                Pinpoint Properties Management, LLC
                           1800 38th Street, Suite 200
                           Boulder, CO 80301

With a copy to:            Holland & Hart LLP
                           Suite 500
                           1050 Walnut
                           Boulder, CO 80302
                           Attn: Robert W. Planchard, Esq.
                           Facsimile: (303) 473-2720


Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         18.4 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to the purchase and sale of the LLC Interests, and supersedes all previous written or oral negotiations, commitments and writings, including without limitation, the Letter of Intent among Pinpoint Technologies, Inc., the Buyer and the Members, dated September 1, 1999. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

         18.5 ASSIGNABILITY; BINDING EFFECT. This Agreement shall only be assignable by Buyer to an affiliate of Buyer upon written notice to the Company and the Members, and such assignment shall not relieve Buyer of any liability hereunder. This Agreement may not be assigned by the Members or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         18.6 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         18.7 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         18.8 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         18.9 PUBLICITY AND DISCLOSURES. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

         18.10 SPECIFIC PERFORMANCE. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Company, the Members, Buyer or Zoll and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company, the Members, Buyer or Zoll, the other party shall be entitled, in addition to any other remedies which it may have, to an injunction, specific performance, or other appropriate equitable relief to restrain or remedy such breach without having to show or prove actual damage to the Company, the Members, Buyer or Zoll.

         18.11 DISPUTE RESOLUTION. Except with respect to matters as to which injunctive relief is being sought, in the event of a dispute between the parties concerning their respective rights and obligations under this Agreement, or the breach, termination, negotiation, or validity hereof and/or the rights or obligations of the parties arising out of or relating to this Agreement or the breach, termination, negotiation or validity thereof, in any case that the parties are unable to resolve amicably between themselves within sixty (60) days of proper notice from one party to another, such dispute shall be settled by arbitration in Denver, Colorado in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a panel of three arbitrators. Zoll shall select one arbitrator, the other party to the dispute shall select one arbitrator, and the two arbitrators shall in good faith jointly select a third arbitrator. All arbitrators so selected shall be commercially sophisticated parties with knowledge of the software industry. The decision of the arbitrators shall be final and binding upon the parties. Each of the parties consents to the jurisdiction and venue of the courts of Colorado for the purposes of enforcing the dispute resolution provisions of this Section 7.11. Each party further irrevocably waives any objection to proceeding before the American Arbitration Association based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that dispute resolution before the American Arbitration Association has been brought in an inconvenient forum. Each of the parties hereto agrees that its or his submission to jurisdiction is made for the express benefit of the other parties hereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                        BUYER:


                                        By:    /s/ David Brown
                                               --------------------------------

                                        Title: President
                                               --------------------------------


                                        ZOLL MEDICAL CORPORATION


                                        By:    /s/ A. Ernest Whiton
                                               --------------------------------

                                        Title: Vice President and Chief
                                               --------------------------------
                                               Financial Officer
                                               --------------------------------


                                        COMPANY:

                                        By:    /s/ David Brown
                                               --------------------------------

                                        Title: Member
                                               --------------------------------


                                        MEMBERS:


                                        /s/ David Brown
                                        ---------------------------------------
                                        David Brown

                                        /s/ David G. Cohen
                                        ---------------------------------------
                                        David G. Cohen

                                        /s/ Robert Durkin, Jr.
                                        ---------------------------------------
                                        Robert Durkin, Jr.

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit    A:     List of Members, Stockholdings and Consideration to be Paid
           B:     Description of the Property


Schedule      2.4       Conflicts
              2.7       Absence of Changes
              2.8       Banking Arrangements
              2.9       Contracts, etc.
              2.12      Insurance
              2.13      Power of Attorney
              3.2       Accredited Investors

                                                                       Exhibit A

         LIST OF MEMBERS, CAPITAL ACCOUNTS AND CONSIDERATION TO BE PAID



                        OWNERSHIP OF      CAPITAL
NAME AND ADDRESS OF      MEMBERSHIP       ACCOUNT      SHARES OF ZOLL PAYABLE BY
      MEMBER             INTERESTS        BALANCE               BUYER

   DAVID BROWN              45            $247,500              10,696

  DAVID G. COHEN            45            $247,500              10,696

ROBERT DURKIN, JR.          10            $ 55,000               2,377

                                                                       Exhibit B


Lot 10, Block 2, Eastpark II, County of Boulder, State of Colorado, also known by street number 1800 38th Street, Boulder, Colorado 80301.